UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by WellCare Health Plans, Inc. (the “Company”) to delete references made to a filing date of April 1, 2008 for audited financial statements for WellCare Health Insurance of New York, Inc. with the New York State Department of Insurance.  This amendment is intended to amend and replace the aforementioned Form 8-K filing in its entirety.

Item 8.01                      Other Events.

On April 1, 2008 the Company filed annual unaudited financial statements for the year ended December 31, 2007 for its wholly-owned subsidiaries, WellCare of Florida, Inc., HealthEase of Florida, Inc. and Harmony Behavioral Health of Florida, Inc. (the “Florida Health Annual Statements”), with the Florida Office of Insurance Regulation (“FLOIR”).

As previously disclosed, on October 24, 2007, several government agencies, under the supervision of the United States Attorney’s Office for the Middle District of Florida executed a search warrant and served subpoenas on the Company and various related entities.  The Board of Directors of the Company subsequently formed a special committee of independent directors to conduct an independent investigation.  Because to date, neither the Company, nor any of its subsidiaries, has been advised by these agencies as to the full scope of the investigations, the Florida Health Annual Statements may be subject to revision based upon the outcome of these investigations.

In preparing the Florida Health Annual Statements, the Company has considered information about the ongoing investigations known to the Company as of the date hereof.  However, as noted, the information contained in the Florida Health Annual Statements may be subject to adjustment based on the outcome of the pending investigations or as new information becomes available.  The Florida Health Annual Statements have been prepared in accordance with the requirements of statutory accounting principles and have not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  Additionally, the Florida Health Annual Statements should not be considered as representative or indicative of the Company’s results of operations or financial condition on a consolidated GAAP basis. As previously announced, until the independent investigation conducted by the special committee is complete, the Company, in addition to having been unable to file its Form 10-Q for the quarter ended September 30, 2007, has not filed its Form 10-K for the year ended December 31, 2007 by the required filing date or on or before the fifteenth calendar day following the required filing date as prescribed in Rule 12b-25.

The Company is not filing the audited financial statements for WellCare of Florida, Inc., HealthEase of Florida, Inc. and Harmony Behavioral Health of Florida, Inc. which are required to be filed on April 1, 2008 with both the FLOIR and the Florida Agency for Health Care Administration (“FLAHCA”).  The Company also is not filing the audited financial statements for WellCare of New York, Inc., which are required to be filed by April 1, 2008 with the New York Department of Health (“NYDOH”) and the New York State Department of Insurance (“NYSDI”).  The FLOIR has denied the Company’s request for an extension.  The Company has also requested an extension from the FLAHCA which is considering the request.  The Company has submitted extension requests to NYDOH and NYSDI.  Failure to timely file financial statements can result in the imposition of sanctions and penalties some which could have a material adverse effect on the Company.

Copies of the Florida Health Annual Statements can be accessed at the Company’s website at www.wellcare.com/investor relations/financial reports/statutory filings. (http://ir.wellcare.com/phoenix.zhtml?c=176521&p=irol-statfiling)

Cautionary Note Regarding Forward-looking Statements:

              This Current Report on Form 8-K/A and the Florida Health Annual Statements referenced herein may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s assessment of future events and financial performance as of the date hereof and are subject to risks.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, the possibility that specified financial data contained in the Florida Health Annual Statements may be adjusted based on the outcome of the previously disclosed investigations of the Company by certain federal and state agencies, regulatory bodies and organizations, as well as other governmental and private party proceedings.  All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. Additional information concerning these and other important risks and uncertainties are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. Readers are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.  The Company assumes no obligation to update any such forward-looking statements and expressly disclaims any duty to update the information referred to in this filing except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer